Exhibit 5.3

320 South Boston Avenue, Suite 200 Tulsa, OK 74103-3706

April 17, 2017

Penn Virginia MC Gathering Company L.L.C.

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77002

Re:	Penn Virginia Corporation (the “Issuer”) under that certain S-3 Registration Statement filed March 16, 2017 with the Securities and Exchange Commission (the “Registration Statement”), as amended by that certain Amendment No. 1 to the Registration Statement filed April 17, 2017 with the Securities and Exchange Commission (the “Registration Statement Amendment”)

Ladies and Gentlemen:

We have acted as local Oklahoma counsel to Penn Virginia MC Gathering Company L.L.C., an Oklahoma limited liability company (the “Oklahoma Guarantor”), in connection with the Registration Statement and the Registration Statement Amendment.

We have examined and relied on originals, or copies certified or otherwise identified to our satisfaction of the following documents (the “Reviewed Documents”):

(i) the Registration Statement;

(ii) the Registration Statement Amendment;

(iii) the Secretary’s Certificate with respect to the Oklahoma Guarantor dated April 17, 2017 (the “Opinion Certificate”);

(iv) the Certificate of Good Standing for the Oklahoma Guarantor dated April 17, 2017 (the “Good Standing Certificate”), and issued by the office of the Secretary of State of the State of Oklahoma (the “OK SOS”);

(v) copies of the Certificate of Limited Liability Company and Articles of Organization (and any amendments thereto) for the Oklahoma Guarantor, as certified by the OK SOS on April 11, 2017, attached as Exhibit A to the Opinion Certificate (collectively, the “Articles of Organization”);

(vi) the Amended and Restated Limited Liability Company Agreement for the Oklahoma Guarantor attached as Exhibit B to the Opinion Certificate (the “LLC Agreement” and together with the Articles of Organization, the “Organizational Documents”); and

TULSA, OK	HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.	WASHINGTON, D.C.
OKLAHOMA CITY, OK	www.hallestill.com	NORTHWEST ARKANSAS

Penn Virginia MC Gathering Company L.L.C.

April 17, 2017

(vii) the Unanimous Written Consent of the Sole Member of the Oklahoma Guarantor and other parties, dated as of March 15, 2017 (the “Consent”) authorizing, among other things, the Oklahoma Guarantor’s guarantee (the “Guarantee”) of the senior debt securities (the “Senior Debt Securities”) of the Issuer and the subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Issuer and the Oklahoma Guarantor’s entry into any and all documents that may hereafter be necessary to effectuate such Guarantee, attached as Exhibit C to the Opinion Certificate.

We have discussed the matters addressed in this opinion letter with representatives of the Oklahoma Guarantor to the extent we have deemed appropriate. As to certain questions of fact we have, where such facts were not otherwise verified or established, relied upon the accuracy of the various factual representations and warranties of the parties set forth in the Registration Statement and the Registration Statement Amendment, the Opinion Certificate and the Consent, as well as the accuracy of the Good Standing Certificate. We have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

A. Assumptions for Legal Opinions

In rendering the opinions expressed herein, we have assumed the following to be true and have conducted no investigation to determine to the contrary:

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, the truthfulness of all statements of fact contained therein, and the due authorization, execution and delivery of all documents (except insofar as we opine below in opinion paragraph 3) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have further assumed that the Organizational Documents have not been amended, supplemented or otherwise modified in any respect not reflected in the copies of the Organizational Documents provided to us.

B. Legal Opinions

Based on the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

1. The Oklahoma Guarantor has been duly formed, is validly existing and is in good standing as a limited liability company under the Oklahoma Limited Liability Company Act, 18 O.S. § 2000, et seq.

2. The Oklahoma Guarantor has the limited liability company power and authority to guarantee the Debt Securities and to enter into a Guarantee with respect to any series of Debt Securities issued pursuant to one or more indentures to be entered into between the Issuer, the applicable subsidiary guarantor(s) and the trustee thereunder (each, an “Indenture”).

Penn Virginia MC Gathering Company L.L.C.

April 17, 2017

3. The execution, delivery and performance of an Indenture and the issuance of any Guarantee with respect to such Indenture by the Oklahoma Guarantor will be duly authorized by all necessary limited liability company action of the Oklahoma Guarantor when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of such Indenture and authorized by all necessary limited liability company action of the Oklahoma Guarantor; and (b) the series of Debt Securities to which the Guarantee(s) relate shall have been duly issued by the Issuer.

C. Qualifications and Exceptions for Legal Opinions

All of our foregoing opinions are subject to the following qualifications and we except therefrom any opinion concerning such qualifications.

1. Our opinions in opinion paragraph 1 with respect to due formation, valid existence and good standing of the Oklahoma Guarantor are based solely on our review of the Organizational Documents and the Good Standing Certificate and do not address and, therefore, exclude therefrom, filings that may be required for the Oklahoma Guarantor to own and operate any real or leased property or to conduct its business by other agencies of the State including, without limitation, the Oklahoma Corporation Commission and the Oklahoma Department of Environmental Quality.

2. Our opinions expressed herein are limited to the terms and provisions of the Reviewed Documents, as applicable, expressly and fully set out therein and without giving effect to the terms and provisions of any other instrument by reference made a part thereof. You are hereby advised that we assume no responsibility and express no opinion for any provisions of any document or agreement which we have not reviewed but that might be referred to in the documents reviewed, which may affect any opinion we have given herein.

3. The opinions expressed herein are limited to the laws of the State of Oklahoma and are specifically limited to the present laws of the State of Oklahoma. We express no opinion with respect to issues subject to or governed by New York law or the laws of any other state. We express no opinion as to whether the laws of any jurisdiction, other than the State of Oklahoma, are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

4. This opinion letter sets forth our professional judgments as to the matters set forth herein and you may rely upon the matters set forth herein as a legal opinion only. In expressing the conclusions set forth in this opinion letter, we have not intended to and do not render any guarantees or warranties of the matters discussed in this opinion letter.

5. We do not undertake to update this opinion letter or to advise you of any changes in the laws of the State of Oklahoma that could affect the conclusions set forth herein. This opinion letter is limited to the matters expressly stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

Penn Virginia MC Gathering Company L.L.C.

April 17, 2017

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement Amendment filed with the Securities and Exchange Commission on April 17, 2017.

Very truly yours,

/s/ HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.

HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.